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EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

In thousands of dollars, except per share data

                                                         Nine Months Ended September 30,       Three Months Ended September 30,
                                                         -------------------------------       --------------------------------
                                                             2003              2002                2003               2002
                                                         -------------     -------------       -------------     --------------
Numerator:
   Income before cumulative effect of a change in
     accounting principle                                $     958,375     $     540,879       $     636,029     $     212,514
   Cumulative effect of a change in accounting
     principle                                                      --       (16,778,526)                 --                --
                                                         -------------     -------------       -------------     -------------
   Net income (loss)                                           958,375       (16,237,647)            636,029           212,514

   Effect of dilutive securities:
     Convertible debt - 2.625% issued in 1998                    2,106             6,825                  --             2,145
     Convertible debt - 1.5% issued in 1999                         --             6,525                  --             1,875
     LYONS - 1996 issue                                             --                --                  --                --
     LYONS - 1998 issue                                          1,446             3,591*                 --             1,212*
     Less: Anti-dilutive items                                      --            (3,591)                 --            (1,212)
                                                         -------------     -------------       -------------     -------------
Numerator for net income (loss) before cumulative
   effect of a change in accounting principle per
   common share - diluted                                      961,927           554,229             636,029           216,534
Numerator for cumulative effect of a change in
   accounting principle per common share - diluted                  --       (16,778,526)                 --                --
                                                         -------------     -------------       -------------     -------------
Numerator for net income (loss) per common share -       $     961,927     $ (16,224,297)      $     636,029     $     216,534
   diluted

Denominator:
   Weighted average common shares                              614,325           604,827             615,041           612,520

   Effect of dilutive securities:
     Stock options and common stock warrants                     3,143             4,054               3,271             2,183
     Convertible debt - 2.625% issued in 1998                    2,754             9,023                  --             8,515
     Convertible debt - 1.5% issued in 1999                         --             8,838                  --             7,628
     LYONS - 1996 issue                                             --                --                  --                --
     LYONS - 1998 issue                                          1,192             3,085*                 --             3,085*
     Less: Anti-dilutive items                                      --            (3,085)                 --            (3,085)
                                                         -------------     -------------       -------------     -------------
Denominator for net income (loss) per common share -
   diluted                                                     621,414           626,742             618,312           630,846

Net income (loss) per common share:
     Income before cumulative effect of a change in
       accounting principle - Basic                      $        1.56     $         .89       $        1.03     $         .35
     Cumulative effect of a change in accounting
       principle - Basic                                            --            (27.74)                 --                --
                                                         -------------     -------------       -------------     -------------
     Net income (loss) - Basic                           $        1.56     $      (26.85)      $        1.03     $         .35
                                                         -------------     -------------       -------------     -------------

     Income before cumulative effect of a change in
       accounting principle - Diluted                    $        1.55     $         .88       $        1.03     $         .34
     Cumulative effect of a change in accounting
       principle - Diluted                                          --     $      (26.77)      $          --     $          --
                                                         -------------     -------------       -------------     -------------
     Net income (loss) - Diluted                         $        1.55     $      (25.89)      $        1.03     $         .34
                                                         -------------     -------------       -------------     -------------

* Denotes items that are anti-dilutive to the calculation of earnings per share.